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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  January 6, 1999
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                       Virtual Gaming Technologies, Inc.
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            (Exact name of registrant as specified in its charter)


          Delaware                    001-14363                 33-0716247
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(State or other jurisdiction   (Commission File Number)     (IRS Employer
 of incorporation)                                           Identification No.)

           12625 High Bluff Drive, Suite 205A
           San Diego, California                            92130-2053
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           (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:  (619) 259-5015
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         (Former name or former address, if changed since last report)

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Item 1.  Changes in Control of Registrant.

        Not Applicable.

Item 2.  Acquisition or Disposition of Assets.

        Not Applicable.

Item 3.  Bankruptcy or Receivership.

        Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     The Company's independent auditors for the fiscal years ended December 31, 1997 and 1996 were McGladrey & Pullen LLP. Effective January 6, 1999, the Registrant, upon the approval of the audit committee of the Board of Directors of the Registrant, approved the appointment of Pannell Kerr Forster International as the Registrant's independent auditors for the fiscal year ended December 31, 1998.

     Except for the explanatory paragraph included in the firm's report on the financial statements for the 1997 and 1996 fiscal years, relating to substantial doubt existing about the Company's ability to continue as a going concern, the audit report of McGladrey & Pullen LLP on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. There were no disagreements between the Registrant and McGladrey & Pullen during the past two years and the subsequent interim period preceding such dismissal on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreement(s), if not resolved to the satisfaction of McGladrey & Pullen, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

Item 5.  Other Events.

        Not applicable.

Item 6.  Resignations of Registrant's Directors.

        Not applicable.

Item 7.  Financial Statements and Exhibits.


        Exhibits.
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          16.1  Letter on Changes in Certifying Accountant

Item 8.  Changes in Fiscal Year.

        Not applicable.

Item 9.  Sales of Equity Securities Pursuant to Regulation S.

        Not applicable.



                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Virtual Gaming Technologies, Inc.
                                      (Registrant)



Date: January 18, 1999                By: /s/ Bruce Merati
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                                          Bruce Merati, Chief Financial Officer

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